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                                                                                                          Exhibit 12
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

                                                      _________________________For the Year-Ended 12/31________________
                                     __9/30/93__      1992         1991         1990              1989          1988


Income before Income Taxes             __$571.0       _$744.5      _$693.5       _$638.3          _$556.7       _$494.2

Add:
- -  Portion of rents
     representative of interest        ____17.1     _____21.7      ____20.2     ____16.1         ____14.1       ___13.6

- -  Interest on bonds
      mortgages &
      similar debt                     ____47.4      ____64.7      ____73.6     ____81.2         ____72.2       ___54.9

- -  Other interest                      ____39.3      ____51.0      ____54.3     ____51.3         ____44.5       ___40.9

- -  Interest expense included
     in cost of plant
     construction                      ____(3.6)     ____(6.4)     ____(9.2)    ____(8.2)        ____(5.6)        (8.7)

- -  Income of Unconsolidated
     Venture                            ____4.1       ____5.4      ____-___      ____2.2          ____-___       ____1.3

Income as Adjusted                     __$675.3       _$880.9      _$832.4       _$780.9          _$681.9       _$596.2

Fixed Charges:
- -  Portion of rents representative
     of interest                       ____17.1      ____21.7      ____20.2     ____16.1         ____14.1       ___13.6

- -  Interest on bonds, mortgages &
     similar debt                      ____47.4      ____64.7      ____73.6     ____81.2         ____72.2       ___54.9

- -  Other interest                      ____39.3       ____51      ____54.3       ___51.3         ____44.5       ___40.9

                                       ___103.8      ___137.4      ___148.1      __148.6         ___130.8       __109.4

Ratio of Earnings to Fixed Charges     _____6.5      _____6.4      _____5.6      ____5.3         _____5.2       ____5.4


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